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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 24, 2005
                                                          -------------


                          BERKSHIRE HILLS BANCORP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE              1-15781              04-3510455
            --------              --------             ----------
(State or other jurisdiction of (Commission            (IRS Employer
         incorporation)          File Number)           Identification No.)

                24 NORTH STREET, PITTSFIELD, MASSACHUSETTS 01201
                ------------------------------------------ ------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (413) 443-5601
                                                           --------------

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
            -----------------------------------------------

     On June 24, 2005, the Board of Directors of Berkshire Bank (the "Bank"), a wholly-owned subsidiary of Berkshire Hills Bancorp, Inc. (the "Company"), voted to terminate the Bank's Employee Stock Ownership Plan (the "ESOP"), effective on June 30, 2005. The ESOP currently holds 680,687 shares, or 7.75% of the Company's total outstanding shares of common stock, of which 416,387 shares are unallocated. In connection with the termination of the ESOP, the ESOP Trustee will transfer approximately 148,000 shares to Berkshire Hills Funding Corporation, a wholly-owned subsidiary of the Company, to satisfy the ESOP loan in full. Upon such transfer, the 148,000 shares will be treated as treasury stock, while the remaining 268,000 unallocated shares in the ESOP will be treated as outstanding for earnings pre share calculations. Upon receipt of a favorable determination letter from the Internal Revenue Service, participants as of June 30, 2005 will receive the approximately 172,000 unallocated shares remaining in the ESOP after factoring in the shares that were tendered by the ESOP Trustee to pay off the balance of the ESOP loan and the shares released as a result of the loan prepayment described below.

     Before the termination of the ESOP, the Bank made a $900,000 prepayment on the loan releasing approximately 96,000 shares from the ESOP suspense account. These shares are expected to be allocated to participants during the first quarter of 2006.

     The termination of the ESOP will be accretive to earnings for each of the years in the ten-year period that remained on the ESOP loan term. The transaction will result in an increase of approximately $0.02 diluted earnings per share in the second half of fiscal 2005 and an increase of approximately $0.05 diluted earnings per share in fiscal 2006 following a charge of approximately $8.7 million, or $1.25 diluted earnings per share, in the quarter ending June 30, 2005 in connection with the termination of the ESOP.

     The   termination of the ESOP will not have a negative impact on stockholders' equity primarily because of the elimination of the contra-equity account created at the time the ESOP was established and due to increases in additional paid-in capital.

ITEM 7.01     REGULATION FD DISCLOSURE.
              -------------------------

     On June 30, 2005, the Company announced that it completed its offering of $15.0 million of trust preferred securities. The securities were issued by a special purpose business trust formed by the Company and were sold in a private placement pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended,

     The interest rate on the trust preferred securities will adjust quarterly during their 30-year term based on the 3 month LIBOR plus 1.85%, with an initial rate of 5.34%. The Company intends to use the proceeds of the offering for general corporate purposes, including possible repurchases of its common stock and contributions to the capital of the Bank.

                                     * * * *



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     Statements  contained in this Form 8-K contain  forward-looking  statements within the meaning of the Private Securities Legislation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, September 30, and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's Internet Web site (WWW.SEC.GOV) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.

                                      BERKSHIRE HILLS BANCORP, INC.


Dated:  June 30, 2005                 By: /s/ Wayne F. Patenaude
                                          --------------------------------------
                                          Wayne F. Patenaude
                                          Senior Vice President and
                                          Chief Financial Officer